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                                                                      EXHIBIT 99

                                 CHARTER FOR THE
                              SIFCO AUDIT COMMITTEE

The Audit Committee will consist of a minimum of three outside, independent directors, all financially literate, at least one experienced in finance and accounting. The independent auditors will be ultimately accountable to this committee and the full board.

The Audit Committee will:

         - Operate under a formal charter, which it will review and assess annually.

         - Select, subject to shareholder approval, evaluate and, if necessary, replace the independent auditors.

         - Discuss with the independent auditors the scope and thoroughness of their examinations and review the costs associated therewith.

         - If requested by the independent auditors or by management, review and discuss with management and with the auditors the quarterly financial statements (10-Q) prior to their submission to the SEC.

         - Review and discuss with the independent auditors and with management the audited annual financial statements prior to their SEC submission or release, including in such discussion specific consideration of the quality of the company's accounting principles applied to its financial reporting.

         - Review with the full board the results of the independent auditors' examination, as well as the Audit Committee's evaluation thereof.

         - Recommend to the board the inclusion of the annual financial statements in the annual report on Form 10-K.

         - Ensure that the independent auditors state annually, in writing, any other relationships that they have with the Company; and determine if any such relationship might interfere with the auditors' independence.

         - Review the need for internal auditors and make appropriate recommendations to the board.